SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2006, Micronetics, Inc. entered into a credit facility with Citizens Bank New Hampshire. The credit facility consists of a revolving line of credit of up to $5,000,000 and a term loan in the principal amount of $6,500,000. The credit facility is guaranteed by all current and future subsidiaries of Micronetics and is secured by all assets of Micronetics and its subsidiaries.

Copies of the Commercial Loan Agreement, Revolving Credit Note, Term Note and Security Agreements are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K.

The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, which is incorporated herein by reference to the exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Commercial Loan Agreement, dated March 30, 2007, by and between, Micronetics, Inc. (the “Company”); Microwave & Video Systems, Inc., Enon Microwave, Inc., Microwave Concepts, Inc., and Stealth Microwave, Inc. (the “Guarantors”); and Citizens Bank New Hampshire.

10.2	Revolving Credit Note, dated March 30, 2007, issued by the Company to Citizens Bank New Hampshire.

10.3	Term Note, dated March 30, 2007, issued by the Company to Citizens Bank New Hampshire.

10.4	Security Agreement, dated March 30, 2007, by and among, the Company, the Guarantors, and Citizens Bank New Hampshire.

10.5	Security Agreement (Intellectual Property), dated March 30, 2007, by and among, the Company, the Guarantors, and Citizens Bank New Hampshire.

10.6	Stock Pledge and Security Agreement, dated March 30, 2007, made by the Company to and for the benefit of Citizens Bank New Hampshire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

	By:	/s/Diane Bourque
Diane Bourque
Chief Financial Officer

Date: April 3, 2007